Exhibit 99.1 PRESS RELEASE, DATED NOVEMBER 11, 2020, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE SECOND QUARTER FISCAL 2021

EnerSys Reports Second Quarter Fiscal 2021 Results

Reading, PA, USA, November 11, 2020 – EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today results for its second quarter of fiscal 2021, which ended on October 4, 2020.

Second Quarter FY 21 Highlights
•Net sales of $708M down 7% YoY •Gross Profit Margins steady at 25% •Operating Expenses flexed with volume •YTD Operating Cash Flow of $217M remains strong **
•Operating earnings up 60 bps sequentially due to better volume
•Net Earnings per Diluted Share at $0.83
•Credit facility leverage ratio improved to 2.1x
•TPPL capacity expansion on schedule for H2
•Transportation demand fueling surge in Specialty segment

Message from the CEO
We exited our 2nd quarter with a renewed sense of optimism as our incoming order rate approached pre-pandemic levels. COVID-19 adversely impacted our revenue in Q2, but lower costs including commodities led to another quarter of strong cash flow. We generated $217M of operating cash flows in H1. We continue to flex manufacturing capacity to match demand, minimizing manufacturing inefficiency while benefiting from raw material cost reductions. The company remains vigilant about employee safety and is monitoring globally any potentially worsening impacts from the pandemic.

Of our three lines of business, Motive Power remains most affected by COVID-19, but is improving rapidly. Our Energy Systems business held up well as telecommunications operators continue to expand their capacity and continue their 5G rollouts in a measured fashion. Cable operators have remained sluggish related to power supply purchases, but have been very active in recent spectrum auctions boding well for the future. Our Specialty business has benefited from several new aftermarket transportation contracts and renewed demand from over-the-road truck manufacturers. Specialty’s defense unit also won several large multi-year development contracts for batteries on guided munitions again this quarter.

To offset the year over year reduction in revenue, we have taken multiple initiatives to flex our operational expenses. These expenses not only decreased by nearly $13 million for the quarter from the prior year, but as a percentage of sales it improved by 60 bps. As a result, in our second fiscal quarter, we halved the decrease in operating earnings as a percentage of sales from the prior year while posting a sequential improvement of 60 bps. In addition, we have announced the restructuring of our Motive Power business in EMEA with the closure of our Hagen, Germany manufacturing facility. We expect this restructuring will allow the company to save nearly $20 million per year, with an anticipated 3.5 year cash payback.

Our new products and other strategic initiatives will soon become significant sources of additional profitability in addition to improved market conditions. This has occurred through tremendous efforts and sacrifices made by EnerSys colleagues during these trying times. We have strengthened measures to protect ourselves against COVID-19, implementing enhanced health and safety protocols at our facilities around the world. Our employees have responded very well to these challenges.

This second quarter closes out a trying first half of our fiscal year 2021. We have weathered significant headwinds while remaining focused on our strategy and execution. We now have the confidence to resume providing guidance for our upcoming fiscal quarter and we expect to achieve as-adjusted earnings of between $1.17 to $1.23 per share in our third fiscal quarter.

David M. Shaffer, President and Chief Executive Officer, EnerSys

Key Results from Operations by Segments ($ in millions)
	Q2 FY21	Q2 FY20	% Change
Energy Systems
Net Sales	$340.8	$342.9	(0.6)%
Operating Earnings	22.8	20.4	12.4%
Adjusted Operating Earnings *	30.1	29.6	1.8%
Motive Power
Net Sales	263.8	335.3	(21.3)%
Operating Earnings	24.2	34.6	(30.1)%
Adjusted Operating Earnings *	24.2	35.0	(30.9)%
Specialty
Net Sales	103.8	83.9	23.8%
Operating Earnings	11.5	10.0	13.8%
Adjusted Operating Earnings *	11.9	10.3	15.2%
* This is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” for more information.
** Please refer to Item 1. Financial Statements, Consolidated Condensed Statement of Cash Flows set forth in EnerSys’ Quarterly Report on Form 10-Q for the second quarter ended October 4, 2020.

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the second quarter of fiscal 2021 was $35.7 million, or $0.83 per diluted share, which included an unfavorable highlighted net of tax impact of $7.5 million, or $0.17 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the second quarter of fiscal 2020 were $62.7 million, or $1.47 per diluted share, which included a favorable highlighted net of tax impact of $10.0 million, or $0.24 per diluted share from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Excluding these highlighted items, adjusted Net earnings per diluted share for the second quarter of fiscal 2021, on a non-GAAP basis, were $1.00.

These earnings compare to the prior year second quarter adjusted Net earnings of $1.23 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended October 4, 2020 and September 29, 2019.

Net sales for the second quarter of fiscal 2021 were $708.4 million, a decrease of 7% from the prior year second quarter net sales of $762.1 million and remained relatively flat sequentially from the first quarter of fiscal 2021 net sales of $704.9 million. The decrease from the prior year quarter was the result of a 11% decrease in organic volume and a 1% decrease in pricing, partially offset by a 4% increase from the NorthStar acquisition and a 1% increase in foreign currency translation impact. The sequential flatness was the result of a combined 2% decrease in organic volume and pricing offset by a 2% increase in foreign currency translation impact.

On July 6, 2020, the Company announced that it was changing its reportable segments, beginning with its first quarter of fiscal 2021, from being based on geographic regions to lines of business. The new reportable segments are Energy Systems (which includes energy solutions related to telecommunications systems, uninterruptible power systems, and other power applications), Motive Power (which includes power for electric industrial forklifts used in manufacturing, warehousing and other material handling applications, as well as mining equipment, diesel locomotive starting and other rail equipment) and Specialty (which includes energy solutions for transportation, satellites, military aircraft, submarines, ships and other tactical vehicles). Prior year quarter and year to date financial information has been restated to reflect the new reportable segments.

The Company’s operating results for its business segments for the second quarters of fiscal 2021 and 2020 are as follows:

	Quarter ended
	($ millions)
	October 4, 2020	September 29, 2019
Net sales by segment
Energy Systems	$340.8	$342.9
Motive Power	263.8	335.3
Specialty	103.8	83.9
Total net sales	$708.4	$762.1
Operating earnings
Energy Systems	$30.1	$29.6
Motive Power	24.2	35.0
Specialty	11.9	10.3
Restructuring charges - Energy Systems	(1.3)	(0.6)
Restructuring and other exit charges - Motive Power	(1.7)	(0.4)
Restructuring and other exit charges - Specialty	(0.1)	0.2
Fixed asset write-off relating to exit activities and other - Energy Systems	—	(0.1)
Fixed asset write-off relating to exit activities and other - Motive Power	—	(5.4)
Amortization of identified intangible assets from recent acquisitions - Energy Systems	(5.7)	(5.3)
Amortization of identified intangible assets from recent acquisitions - Specialty	(0.4)	—
ERP system implementation and other - Energy Systems	(1.5)	(3.2)
ERP system implementation and other - Motive Power	—	(0.4)
Acquisition activity expense - Energy Systems	(0.1)	(0.7)
Acquisition activity expense - Specialty	—	(0.3)
Total operating earnings	$55.4	$58.7

Net earnings for the six months of fiscal 2021 was $70.9 million, or $1.65 per diluted share, which included an unfavorable highlighted net of tax impact of $11.7 million, or $0.27 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the six months of fiscal 2020 were $111.3 million, or $2.59 per diluted share, which included a favorable highlighted net of tax impact of $2.7 million, or $0.06 per diluted share from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Adjusted Net earnings per diluted share for the six months of fiscal 2021, on a non-GAAP basis, were $1.92. This compares to the prior year six months adjusted Net earnings of $2.53 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Net sales for the six months of fiscal 2021 were $1,413.3 million, a decrease of 8% from the prior year six months net sales of $1,542.3 million. The decrease from the prior year six months was the result of an 11% decrease in organic volume and a 1% decrease in pricing, partially offset by a 4% increase from the NorthStar acquisition.

The Company’s operating results for its business segments for the six months of fiscal 2021 and 2020 are as follows:

	Six months ended
	($ millions)
	October 4, 2020	September 29, 2019
Net sales by segment
Energy Systems	$694.2	$696.7
Motive Power	526.6	679.7
Specialty	192.5	165.9
Total net sales	$1,413.3	$1,542.3
Operating earnings
Energy Systems	$58.2	$59.5
Motive Power	51.5	72.6
Specialty	17.7	20.5
Restructuring charges - Energy Systems	(1.8)	(1.7)
Restructuring and other exit charges - Motive Power	(2.5)	(1.0)
Restructuring and other exit charges - Specialty	(0.2)	(0.5)
Fixed asset write-off relating to exit activities and other - Energy Systems	—	(0.1)
Fixed asset write-off relating to exit activities and other - Motive Power	—	(5.4)
Amortization of identified intangible assets from recent acquisitions - Energy Systems	(11.7)	(10.6)
Amortization of identified intangible assets from recent acquisitions - Specialty	(0.8)	—
ERP system implementation and other - Energy Systems	(1.5)	(4.1)
ERP system implementation and other - Motive Power	—	(0.9)
Acquisition activity expense - Energy Systems	(0.2)	(0.8)
Acquisition activity expense - Specialty	(0.1)	(0.5)
Total operating earnings	$108.6	$127.0

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measures “adjusted Net earnings” and “adjusted operating earnings” as applicable, in their analysis of the Company's performance. This measure, as used by EnerSys in past quarters and years, adjusts operating earnings and Net earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Management believes the presentation of these financial measures reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results and overall business performance; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance, such as significant legal proceedings, ERP system implementation, amortization of Alpha and NorthStar related intangible assets and tax valuation allowance changes, including those related to the adoption of the Tax Cuts and Jobs Act in the United States and the Federal Act on Tax Reform and AHV Financing in Switzerland. Because these charges are not incurred as a result of ongoing operations, or are incurred as a result of a potential or previous acquisition, they are not as helpful a measure of the performance of our underlying business, particularly in light of their unpredictable nature and are difficult to forecast. Although we exclude the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances. For those items which are non-taxable, the tax expense (benefit) is calculated at 0%.

These non-GAAP disclosures have limitations as an analytical tool, should not be viewed as a substitute for operating earnings or Net earnings determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net earnings determined in accordance with GAAP.

A reconciliation of non-GAAP adjusted operating earnings is set forth in the table above, providing a reconciliation of non-GAAP adjusted operating earnings to the Company’s reported operating results for its business segments. Included below is a reconciliation of non-GAAP adjusted Net earnings to reported amounts. Non-GAAP adjusted operating earnings and Net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	(in millions, except share and per share amounts)
	October 4, 2020		September 29, 2019
Net Earnings reconciliation
As reported Net Earnings	$35.7		$62.7
Non-GAAP adjustments:
Restructuring and other exit charges	3.1	(1)	6.3	(1)
Amortization of identified intangible assets from recent acquisitions	6.1	(2)	5.3	(2)
ERP system implementation and other	1.5	(3)	3.6	(3)
Acquisition activity expense	0.1	(4)	1.0	(4)
Income tax effect of above non-GAAP adjustments	(3.3)		(5.2)
Swiss Tax Reform	—		(21.0)
Non-GAAP adjusted Net Earnings	$43.2		$52.7

Outstanding shares used in per share calculations
Basic	42,521,659		42,392,039
Diluted	43,087,455		42,708,082

Non-GAAP adjusted Net Earnings per share:
Basic	$1.02		$1.24
Diluted	$1.00		$1.23

Reported Net Earnings per share:
Basic	$0.84		$1.48
Diluted	$0.83		$1.47
Dividends per common share	$0.175		$0.175

The following table provides the line of business allocation of the non-GAAP adjustments shown in the reconciliation above:

	Quarter ended
	($ millions)
	October 4, 2020	September 29, 2019
	Pre-tax	Pre-tax
(1) Restructuring charges - Energy Systems	$1.3	$0.6
(1) Restructuring and other exit charges - Motive Power	1.7	0.4
(1) Restructuring and other exit charges - Specialty	0.1	(0.2)
(1) Fixed asset write-off relating to exit activities and other - Energy Systems	—	0.1
(1) Fixed asset write-off relating to exit activities and other - Motive Power	—	5.4
(2) Amortization of identified intangible assets from recent acquisitions - Energy Systems	5.7	5.3
(2) Amortization of identified intangible assets from recent acquisitions - Specialty	0.4	—
(3) ERP system implementation and other - Energy Systems	1.5	3.2
(3) ERP system implementation and other - Motive Power	—	0.4
(4) Acquisition activity expense - Energy Systems	0.1	0.7
(4) Acquisition activity expense - Specialty	—	0.3
Total Non-GAAP adjustments	$10.8	$16.2

	Six months ended
	(in millions, except share and per share amounts)
	October 4, 2020		September 29, 2019
Net Earnings reconciliation
As reported Net Earnings	$70.9		$111.3
Non-GAAP adjustments:
Restructuring and other exit charges	4.5	(1)	8.7	(1)
Amortization of identified intangible assets from recent acquisitions	12.5	(2)	10.6	(2)
ERP system implementation and other	1.5	(3)	5.0	(3)
Acquisition activity expense	0.3	(4)	1.3	(4)
Income tax effect of above non-GAAP adjustments	(5.2)		(7.3)
Swiss Tax Reform	(1.9)		(21.0)
Non-GAAP adjusted Net Earnings	$82.6		$108.6

Outstanding shares used in per share calculations
Basic	42,453,774		42,524,189
Diluted	43,009,755		42,913,258

Non-GAAP adjusted Net Earnings per share:
Basic	$1.95		$2.55
Diluted	$1.92		$2.53

Reported Net Earnings per share:
Basic	$1.67		$2.62
Diluted	$1.65		$2.59
Dividends per common share	$0.35		$0.35

The following table provides the line of business allocation of the non-GAAP adjustments shown in the reconciliation above:

	Six months ended
	($ millions)
	October 4, 2020	September 29, 2019
	Pre-tax	Pre-tax
(1) Restructuring charges - Energy Systems	$1.8	$1.7
(1) Restructuring and other exit charges - Motive Power	2.5	1.0
(1) Restructuring and other exit charges - Specialty	0.2	0.5
(1) Fixed asset write-off relating to exit activities and other - Energy Systems	—	0.1
(1) Fixed asset write-off relating to exit activities and other - Motive Power	—	5.4
(2) Amortization of identified intangible assets from recent acquisitions - Energy Systems	11.7	10.6
(2) Amortization of identified intangible assets from recent acquisitions - Specialty	0.8	—
(3) ERP system implementation and other - Energy Systems	1.5	4.1
(3) ERP system implementation and other - Motive Power	—	0.9
(4) Acquisition activity expense - Energy Systems	0.2	0.8
(4) Acquisition activity expense - Specialty	0.1	0.5
Total Non-GAAP adjustments	$18.8	$25.6

Summary of Earnings (Unaudited)
(In millions, except share and per share data)

	Quarter ended
	October 4, 2020	September 29, 2019
Net sales	$708.4	$762.1
Gross profit	177.5	197.3
Operating expenses	119.0	132.3
Restructuring and other exit charges	3.1	6.3
Operating earnings	55.4	58.7
Earnings before income taxes	41.5	48.4
Income tax expense (benefit)	5.8	(14.3)
Net earnings attributable to EnerSys stockholders	$35.7	$62.7

Net reported earnings per common share attributable to EnerSys stockholders:
Basic	$0.84	$1.48
Diluted	$0.83	$1.47
Dividends per common share	$0.175	$0.175
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	42,521,659	42,392,039
Diluted	43,087,455	42,708,082

	Six months ended
	October 4, 2020	September 29, 2019
Net sales	$1,413.3	$1,542.3
Gross profit	352.5	398.8
Operating expenses	239.4	263.1
Restructuring and other exit charges	4.5	8.7
Operating earnings	108.6	127.0
Earnings before income taxes	83.1	107.0
Income tax expense (benefit)	12.2	(4.3)
Net earnings attributable to EnerSys stockholders	$70.9	$111.3

Net reported earnings per common share attributable to EnerSys stockholders:
Basic	$1.67	$2.62
Diluted	$1.65	$2.59
Dividends per common share	$0.35	$0.35
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	42,453,774	42,524,189
Diluted	43,009,755	42,913,258

EnerSys also announced that it will host a conference call to discuss the Company's second quarter fiscal year 2021 financial results and provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for Thursday, November 12, 2020 at 9:00 a.m., Eastern Time, will be hosted by David M. Shaffer, President and Chief Executive Officer, and Michael J. Schmidtlein, Chief Financial Officer.

The call will also be webcast on EnerSys' website. There will be a free download of a compatible media player on the Company’s website at http://www.enersys.com.

The conference call information is:

Date:	Thursday, November 12, 2020
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	877-359-9508
International Dial-In Number:	224-357-2393
Passcode:	2927246

A replay of the conference call will be available from 12:30 p.m. on November 12, 2020 through 12:30 p.m. on December 12, 2020.

The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	855-859-2056
International Replay Number:	404-537-3406
Passcode:	2927246

For more information, contact Michael J. Schmidtlein, Chief Financial Officer, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 610-236-4040 or by emailing investorrelations@enersys.com; Web site: www.enersys.com.

EDITOR'S NOTE: EnerSys, the global leader in stored energy solutions for industrial applications, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Energy Systems, which combine enclosures, power conversion, power distribution and energy storage, are used in the telecommunication, broadband and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, large over-the-road trucks, premium automotive, medical and security systems applications. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. With the recent NorthStar acquisition, EnerSys has solidified its position as the market leader for premium Thin Plate Pure Lead batteries which are sold across all three lines of business.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, commodity prices, execution of its stock buy back program, judicial or regulatory proceedings, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from its cash dividend, its stock buy back programs, future responses to and effects of COVID-19 pandemic, future responses to and effects of COVID-19 pandemic, satisfactory resolution of insurance coverage and claims for both property damage and business interruption, strategy for business interruption, or revenue loss due to the fire at the Richmond, KY facility, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2020. No undue reliance should be placed on any forward-looking statements.